AMENDMENT NO. 4

TO AMENDED AND RESTATED

AGREEMENT AND DECLARATION OF TRUST

OF

VANGUARD BOND INDEX FUNDS

This Amendment No. 4 (the "Amendment") to the Amended and Restated Agreement and Declaration of Trust of Vanguard Bond Index Funds (the "Trust") amends, effective April 17, 2020, the Amended and Restated Agreement and Declaration of Trust of the Trust dated as of November 19, 2008, as amended (the "Agreement").

By resolutions adopted at a meeting of the Trust's Board of Trustees (the "Board") on October 29, 2018, the Board approved this Amendment. Under Article VIII, Section 4 of the Agreement, this Amendment may be executed by a duly authorized officer of the Trust./

WHEREAS, the Trust desires to amend the Agreement to reflect the removal of an Investor share class to the Vanguard Long-Term Bond Index Fund, a series of the Trust;

NOW, THEREFORE, the Agreement is hereby amended as follows:

1.Schedule A of the Agreement is hereby amended and restated to read in its entirety as set forth on Exhibit 1 to this Amendment.

2.All references in the Agreement to the "Amended Declaration of Trust" or "Declaration of Trust" shall mean the Agreement as amended by this Amendment.

3.Except as specifically amended by this Amendment, the Agreement is hereby confirmed and remains in full force and effect.

IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Trust, has executed this Amendment as of April 17, 2020.

VANGUARD BOND INDEX FUNDS

By: /s/ Laura Merianos

Name: Laura Merianos

Title: Assistant Secretary

EXHIBIT 1

TO AMENDED AND RESTATED

AGREEMENT AND DECLARATION OF TRUST

OF

VANGUARD BOND INDEX FUNDS

SCHEDULE A

VANGUARD BOND INDEX FUNDS

SERIES AND CLASSES OF THE TRUST

SERIES	CLASSES
Vanguard Inflation-Protected Securities Fund	Investor, Admiral, Institutional
Vanguard Intermediate-Term Bond Index Fund	Investor, Admiral, ETF, Signal, Institutional
Vanguard Long-Term Bond Index Fund	Admiral, ETF, Institutional
Vanguard Short-Term Bond Index Fund	Investor, Admiral, ETF, Signal
Vanguard Total Bond Market Index Fund	Investor, Admiral, ETF, Signal, Institutional,
Institutional Plus, Institutional Select
Vanguard Total Bond Market II Index Fund	Investor, Institutional

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